                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        TRAVELERS PROPERTY CASUALTY CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                CONNECTICUT                                    06-1008174
  (State of Incorporation or Organization)                  (I.R.S. Employer
                                                           Identification no.)

   ONE TOWER SQUARE, HARTFORD, CONNECTICUT                        06183
  (Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the registration   If this form relates to the registration
of a class of securities pursuant to       of a class of securities pursuant to
Section 12(b) of the Exchange Act          Section 12(g) of the Exchange Act
and is effective upon filing pursuant      and is effective upon filing pursuant
to General Instruction A.(c), please       to General Instruction A.(d), please
check the following box. [X]               check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-82388

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                     Name of Each Exchange on Which
         to be so Registered                     Each Class is to be Registered
         -------------------                     ------------------------------

Class A Common Stock, par value $0.01            New York Stock Exchange

Series A Junior Participating Preferred
Stock, par value $0.01 per share (rights to purchase such stock are attached to the common stock)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-82388) (the "IPO Registration Statement"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

ITEM 2. EXHIBITS

Not Applicable

                                         SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: March 12, 2002


                                    TRAVELERS PROPERTY CASUALTY CORP.


                                    By: /s/ Daniel W. Jackson
                                       ---------------------------------
                                       Name: Daniel W. Jackson
                                       Title: Assistant Secretary